Exhibit 99.1: A Copy of Letter of Resignation of Charles W. Robison
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To: Bruce Wise, Chairman of the Board of Directors


Dear Bruce,


I hereby resign as an employee and Chief Executive Officer of Transbotics Corporation, effective as of the close of business, Friday, May 9, 2008. I have greatly appreciated the opportunity to serve Transbotics as a director and as its Chief Executive Officer, and I take this step for personal reasons. I wish Transbotics every success in the future.

Sincerely,

/s/ Charlie  Robison
Charlie  Robison

Cc: Claude Imbleau, CFO